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                                                                    Exhibit 23.2


                          CONSENT OF COUNSEL


     We hereby consent to the use of our name and to the reference to our firm under the caption "Legal Opinions" in the Registration Statement (which incorporates by reference the Registration Statement on Form N-2, File Nos. 333-49969 and 811-08747) of Chartwell Dividend and Income Fund, Inc. under the Securities Act of 1933, as amended. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, and in consenting to the use of our name and the references to our firm under such captions we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       /s/ Drinker Biddle & Reath LLP
                                       ---------------------------------------
                                       DRINKER BIDDLE & REATH LLP

Philadelphia, Pennsylvania
June 24, 1998